UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________
FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2016

_____________________________________________
Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of Marathon Petroleum Corporation (the “Corporation”) was held on April 27, 2016. The following are the voting results on proposals considered and voted upon at the meeting.

1.	ELECTION OF CLASS II DIRECTORS
The shareholders elected Evan Bayh, Charles E. Bunch and Frank M. Semple as Class II directors, to serve terms expiring on the date of the 2019 Annual Meeting, by the following votes:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Evan Bayh	370,904,557	15,205,425	51,042,739
Charles E. Bunch	323,835,434	62,274,548	51,042,739
Frank M. Semple	357,201,707	28,908,275	51,042,739

2.	RATIFICATION OF INDEPENDENT AUDITOR FOR 2016
The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditor for the year ending December 31, 2016 by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
433,250,854	2,456,536	1,445,331	-

3.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The shareholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
359,377,700	24,665,700	2,066,582	51,042,739

4.	SHAREHOLDER PROPOSAL
The shareholder proposal seeking the adoption of an alternative shareholder proxy access bylaw was not approved based on the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
125,590,952	258,128,365	2,390,665	51,042,739

5.	SHAREHOLDER PROPOSAL
The shareholder proposal seeking a report on safety and environmental incidents was not approved based on the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
30,031,295	282,424,129	73,654,558	51,042,739

6.	SHAREHOLDER PROPOSAL
The shareholder proposal seeking the adoption of quantitative greenhouse gas emission reduction goals and associated reports was not approved based on the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
43,843,183	252,613,149	89,653,650	51,042,739

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: April 29, 2016	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer